UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01. Other Events.

As GenVec, Inc. (the “Company”) previously announced on May 28, 2013, the Company’s Board of Directors has approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), subject to stockholder approval. Following that announcement, the Company received several proposals for transactions with the Company, including transactions to purchase all or a portion of the Company’s assets or to engage in mergers with private companies that were looking to use the Company principally as a means to become publicly traded. As the Company previously announced on June 24, 2013, the Company concluded that it was advisable to consider a number of the proposed transactions and to solicit additional proposals prior to submitting the Plan of Dissolution to the Company’s stockholders.

At a meeting on August 7, 2013, the Board of Directors unanimously concluded that proceeding with seeking stockholder approval for the Plan of Dissolution, and receiving that approval, continued to be in the best interests of the Company and the Company’s stockholders. The Board of Directors viewed the ability of the counterparties to complete the proposed transactions, in a timely manner, if at all, as extremely risky, the prospects for preserving value as very uncertain and the likelihood of receiving significant consideration in an asset sale as unlikely. Accordingly, if the Company were to continue to pursue one or more of these proposals, the Board of Directors was concerned that the Company’s assets will continue to decline to a point where the Company can no longer meet its obligations with no guaranty that a transaction can be completed.

If the Company’s stockholders approve the Plan of Dissolution, the Company plans to file a certificate of dissolution with the Delaware Secretary of State, complete the liquidation of the Company’s assets, satisfy the Company’s remaining obligations and make distributions to the Company’s stockholders of any available liquidation proceeds, at such times as the Board of Directors, in its discretion and in accordance with Delaware law, deems appropriate or advisable. It may take time to liquidate some assets, and the Board of Directors, or a trustee appointed by the Board of Directors, may determine to delay liquidating one or more of the Company’s assets in order to attempt to maximize the amount eventually distributed to the Company’s stockholders. There is no certainty that any such delay would result in a greater return, or any return, to our stockholders.

The Board of Directors may, to the full extent permitted by law, modify or amend the Plan of Dissolution without any further stockholder approval if it determines that such amendment is in the best interest of the stockholders. In addition, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the stockholders, the Board of Directors may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the proposed liquidation and dissolution. The Proxy Statement will contain important information about the Company, the proposed liquidation and dissolution and related matters. Investors and stockholders are urged to read the Proxy Statement carefully when it is available. Investors and stockholders will be able to obtain free copies of the Proxy Statement under Schedule 14A and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from the Company by contacting the Corporate Secretary of GenVec, Inc. at (240) 632-0740.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Statements herein relating to the Company’s plans for liquidation and dissolution, transactions with third parties, the possibility of returning capital to stockholders and the timing of any submission of matters to stockholders, as well as similar statements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. When used herein, the word “will,” “believes,” “may,” “plans” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include the level of interest, if any, that third parties continue to show in the transactions contemplated by their proposals; whether the Company is able to timely negotiate and enter into, if at all, transactions with third parties; that our stockholders may not approve the Plan of Dissolution; distributions to stockholders, if any, will depend on and could be delayed by, among other things, sales of the Company’s assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; the Board of Directors could elect to abandon or delay implementation of the Plan of Dissolution; the Company could incur costs to terminate, retain or replace personnel and consultants; and the Company will continue to incur the expenses of complying with public company reporting requirements. Further information on the factors and risks that could affect the Company’s business, financial conditions and results of operations, are contained in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this report, and the Company assumes no duty to update forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: August 8, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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